UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2005

ISTA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-31255	33-0511729
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15295 Alton Parkway, Irvine, CA	92618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 788-6000

Check the appropriate box below if the Form 8-K filing is intended to be simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 8, 2005, ISTA Pharmaceuticals, Inc., a Delaware corporation (“ISTA”) entered into a Fourth Amendment to Lease dated for reference purposes only as of August 31, 2005 (the “Lease Amendment”) with Alton Plaza Property, Inc., a Delaware corporation (the “Landlord”), for approximately 10,000 square feet of new office space located at 15273 Alton Parkway, Irvine, CA 92618 (the “15273 Premises”). Under its current leasehold, as amended by the Lease Amendment, ISTA will have access to an aggregate of approximately 45,000 square feet of laboratory and office facilities in Irvine, California.

The term of the lease for the 15273 Premises is ten years commencing upon the date the Landlord substantially completes improvements to the 15273 Premises as set forth in the Lease Amendment. The Lease Amendment also provides ISTA an option to extend the lease term for an additional five years.

The foregoing description of the Lease Amendment is qualified in its entirety by reference to the Lease Amendment, which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit Number	Description
10.1	Fourth Amendment to Lease, dated for reference purposes only as of August 31, 2005, by and between Alton Plaza Property, Inc. and ISTA Pharmaceuticals, Inc.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ISTA PHARMACEUTICALS, INC.

September 14, 2005	By:	/s/ Lauren Silvernail
Lauren Silvernail Chief Financial Officer, Chief Accounting Officer and Vice President, Corporate Development

EXHIBIT INDEX

Exhibit Number	Description
10.1	Fourth Amendment to Lease, dated for reference purposes only as of August 31, 2005, by and between Alton Plaza Property, Inc. and ISTA Pharmaceuticals, Inc.